UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2021 (November 30, 2021)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Friars House
160 Blackfriars Road
London SE1 8EZ
United Kingdom

(Address of Principal Executive
Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (44) 207-433-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Closing of Acquisition of ProQuest

On December 1, 2021, Clarivate Plc (“Clarivate”) completed its previously announced acquisition (the “Acquisition”) of ProQuest, a leading global software, data and analytics provider to academic, research and national institutions, from Cambridge Information Group (“CIG”), Atairos and certain other equityholders (collectively, the “Seller Group”), pursuant to the Transaction Agreement dated as of May 15, 2021 (as amended, the “Transaction Agreement”). In connection with the closing of the transactions contemplated by the Transaction Agreement (the “Closing”), Clarivate (i) issued 46,910,923 ordinary shares, representing approximately 7% pro forma fully diluted ownership of Clarivate, to members of the Seller Group, (ii) repaid approximately $1.0 billion of ProQuest debt and (iii) paid approximately $3.0 billion in cash to the Seller Group.

The foregoing summary of the transactions contemplated by the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Clarivate with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, Amendment No. 1 to the Transaction Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Clarivate with the SEC on July 29, 2021, and Amendment No. 2 to the Transaction Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, each of which is incorporated by reference herein.

In connection with the Closing, Clarivate entered into an amendment (the “RRA Amendment”) to the Registration Rights Agreement dated as of October 1, 2020, by and among Clarivate and the other parties thereto, which amendment was previously described in the Current Report on Form 8-K filed by Clarivate with the SEC on May 17, 2021, and which description is incorporated by reference herein.

In connection with the Closing, Clarivate entered into a Director Nomination Agreement with Andrew M. Snyder, pursuant to which Mr. Snyder will have the right to be nominated for election to the board of directors of Clarivate (the “Board”) annually until the third anniversary of the Closing.

The foregoing descriptions of the RRA Amendment and the Director Nomination Agreement are not complete and are qualified in their entirety by the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Escrow Release and Guarantor Assumptions

The information set forth in Item 2.01 is incorporated herein by reference. As previously announced, on August 19, 2021, Clarivate Science Holdings Corporation (“CSHC”), an indirect, wholly owned subsidiary of Clarivate, entered into (i) an indenture (the “Secured Notes Indenture”) dated as of August 19, 2021 with Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance of $921.2 million aggregate principal amount of CSHC’s 3.875% Senior Secured Notes due 2028 (the “Secured Notes”) and (ii) an indenture (the “Unsecured Notes Indenture”) dated as of August 19, 2021 with Wilmington Trust, National Association, as trustee, in connection with the issuance of $921.4 million aggregate principal amount of CSHC’s 4.875% Senior Notes due 2029 (the “Unsecured Notes” and together with the Secured Notes, the “Notes”), in each case issued upon settlement of CSHC’s exchange offers. CSHC caused to be deposited an amount of cash equal to the aggregate principal amount of Notes (the “Escrowed Proceeds”) into segregated escrow accounts until the date that certain escrow release conditions (the “Escrow Release Conditions”), including the consummation of the Acquisition, were satisfied. On December 1, 2021 the Escrow Release Conditions were satisfied, and the Escrowed Proceeds were released from the escrow accounts and used to fund a portion of the purchase price of the Acquisition.

In connection with the Closing, each of Clarivate’s direct and indirect wholly-owned subsidiaries that are the guarantors or the issuer under the indenture (the “Existing Indenture”) dated as of October 31, 2019 among Camelot Finance S.A. (the “Lux Issuer”), the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the Lux Issuer’s 4.50% Senior Secured Notes due 2026, became guarantors of the Notes, pursuant to supplemental indentures to the Secured Notes Indenture and Unsecured Notes Indenture. Also in connection with the Closing, CSHC became a guarantor under the Existing Indenture.

The foregoing description of the supplemental indentures and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, such agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3 and incorporated by reference herein.

Incremental Amendment to Credit Agreement

On November 30, 2021, Clarivate’s direct and indirect subsidiaries that are borrowers or guarantors under the Credit Agreement dated as of October 31, 2019 (as amended, restated, supplemented or modified prior to the Amendment and by the Amendment, the “Credit Agreement”) entered into an amendment thereto (the “Amendment”), pursuant to which the total revolving credit commitments thereunder were increased by $100.0 million to $350.0 million in the aggregate. The Amendment also provides for the replacement on a future date of certain LIBOR benchmark rates with respect to revolving loans under the Credit Agreement denominated in certain non-U.S. currencies and for certain other amendments as set forth in Exhibit 10.3 to this Current Report on Form 8-K.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 2.01 is incorporated herein by reference. The issuance of ordinary shares to members of the Seller Group at the Closing was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 2.01 is incorporated herein by reference. Pursuant to the Transaction Agreement, Andrew M. Snyder was appointed to the Board as Vice Chairman, and Michael J. Angelakis was appointed to the Board, in each case effective as of December 1, 2021.

Andrew M. Snyder (51) is currently the Chief Executive Officer of CIG, a family-owned investment and management firm. From 2003 to 2021, Mr. Snyder was responsible for building ProQuest from a legacy company of less than 200 employees to one of the leading providers of information and software solutions to the global academic and research community with nearly 3000 professionals. Mr. Snyder is responsible for the management and investment decisions for CIG and its businesses. Prior to joining CIG, Mr. Snyder spent seven years at the Goldman Sachs Group where he focused on traditional media, technology and services investing for the firm’s private equity fund. Mr. Snyder also spent one year as the Assistant to the Chairman and CEO of Goldman Sachs. Mr. Snyder graduated cum laude from the Wharton School at the University of Pennsylvania, and earned a J.D. from Georgetown University Law Center, where he graduated magna cum laude. In addition to Clarivate, Mr. Snyder currently serves on the Board of Overseers of Penn Libraries, and formerly served on the Boards of Blucora, Inc. (BCOR), The Association of American Publishers, Shining Hope for Communities (SHOFCO) and The Browning School.

Michael J. Angelakis (57) is the Chairman and Chief Executive Officer of Atairos. He also serves as a Senior Advisor to the Executive Management Committee of Comcast Corporation. Prior to founding Atairos, he served as Comcast’s Vice Chairman and Chief Financial Officer. In those roles, Mr. Angelakis was responsible for many strategic, financial, administrative and other areas within the Corporation. During his tenure at Comcast, Mr. Angelakis was recognized by Institutional Investor magazine as one of “America’s Best Chief Financial Officers” six out of eight years. Prior to joining Comcast, Mr. Angelakis served as a Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, one of the leading private equity firms investing in technology, media and communications companies around the world. Before joining Providence, Mr. Angelakis was Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications. He also served as Vice President at Manufacturers Hanover Trust Company in New York, where he oversaw one of the institution’s media and communications portfolios. Additionally, Mr. Angelakis spent several years in London developing Manufacturers Hanover’s merchant banking activities throughout Western Europe. He is a member of the Board of Directors of ExxonMobil and TriNet Group, which are publicly listed companies, as well as the following private companies: Arcis Golf, Bowlero Corporation, Learfield College and Orogen Group. Previously, Mr. Angelakis was the Chairman of the Board for the Federal Reserve Bank of Philadelphia, a member of the Board of Directors of Duke Energy, Hewlett Packard Enterprises, Spectra Holdings, ProQuest Company and Groupon Corporation as well as a trustee of Babson College. Mr. Angelakis is a graduate of Babson College and the Owner/President Management Program at the Harvard Business School.

Item 7.01. Regulation FD Disclosure

The information set forth in Item 2.01 is incorporated herein by reference. A copy of Clarivate’s press release dated December 1, 2021 announcing the Closing is furnished as Exhibit 99.1 hereto.

As stated in the press release, on December 1, 2021, Clarivate also publicly reaffirmed its full year 2021 standalone guidance and provided its full year 2022 combined company guidance. The press release is also posted on the investor relations section of Clarivate’s website (http://ir.clarivate.com/).

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Clarivate has previously filed the audited financial statements of ProQuest as of and for the year ended December 31, 2020 as Exhibit 99.3 to its Current Report on Form 8-K filed on June 8, 2021. Clarivate will file the remaining ProQuest financial statements required by this Item no later than February 16, 2022.

(b) Pro-Forma Financial Information

Clarivate has previously filed its unaudited pro forma condensed combined financial statements for the year ended December 31, 2020 as Exhibit 99.7 to its Current Report on Form 8-K filed on June 8, 2021. Clarivate will file the remaining pro forma financial statements required by this Item no later than February 16, 2022.

(c) Exhibits

No.	Document Description
2.1	Amendment No. 2 to Transaction Agreement
4.1	Third Supplemental Indenture dated as of December 1, 2021, to the indenture dated as of October 31, 2019 among the Lux Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, governing the Lux Issuer’s 4.50% Senior Secured Notes due 2026
4.2	First Supplemental Indenture dated as of December 1, 2021, to the indenture dated as of August 19, 2021 among CSHC, the Guarantors, and Wilmington Trust, National Association, as trustee and collateral agent, governing CSHC’s 3.875% Senior Secured Notes due 2028
4.3	First Supplemental Indenture dated as of December 1, 2021, to the indenture dated as of August 19, 2021 among CSHC, the Guarantors, and Wilmington Trust, National Association, as trustee, governing CSHC’s 4.875% Senior Notes due 2029
10.1	Amendment No. 1 to Registration Rights Agreement dated as of December 1, 2021, to the registration rights agreement dated as of October 1, 2021 among Clarivate and the shareholders parties thereto
10.2	Director Nomination Agreement
10.3	Amendment dated as of November 30, 2021 to Credit Agreement dated as of October 31, 2019
99.1	Press Release dated December 1, 2021
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: December 1, 2021	By:	/s/ Jerre Stead
Name: Jerre Stead
Title: Executive Chairman & Chief Executive Officer